Exhibit 10.1

ONCONOVA THERAPEUTICS, INC.

2021 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the grant date set forth on the Restricted Stock Units Details page in Morgan Stanley Stock Plan Connect (the “Date of Grant”), is delivered by Onconova Therapeutics, Inc. (the “Company”) to the Participant on the Restricted Stock Unit details page in Morgan Stanley Stock Plan Connect (the “Participant”).

RECITALS

The Onconova Therapeutics, Inc. 2021 Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units.  The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders.  The Participant hereby acknowledges the receipt of a copy of the Plan and the official prospectus for the Plan, which is available by accessing [Insert MSSB link] and on the Company’s intranet at [Insert link].  Paper copies of the Plan and the official Plan prospectus are available by contacting the Chief Financial Officer of the Company at 267-759-3680 x. 37 or MGuerin@onconova.us.  This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.Grant of Stock Units.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company has granted the Participant a number of restricted stock units set forth on the Restricted Stock Unit Details page in Morgan Stanley Stock Plan Connect (the “Stock Units”).  Each Stock Unit represents the right of the Participant to receive a share of Common Stock on the applicable payment date set forth in Section 5 below.
2.Stock Unit Account.  Stock Units represent hypothetical shares of Common Stock, and not actual shares of stock.  The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant.  No shares of Common Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account.  The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.
3.Vesting.
(a)The Stock Units shall become vested on the dates set forth on the Restricted Stock Unit Details page in Morgan Stanley Stock Plan Connect (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date.
(b)The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units.  If the vesting schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.
(c)In the event of a Change in Control, the provisions of the Plan applicable to a Change in Control shall apply to the Stock Units, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change in Control and the Stock Units are assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the

Participant’s employment or service is terminated by the Employer without Cause or by the Participant for Good Reason (as defined below) on or following a Change in Control and before the Stock Units are fully vested in accordance with the vesting schedule set forth in Section 3(a) above, any unvested Stock Units shall become fully vested upon such termination of employment or service.  In the event that the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the Stock Units with a grant that has comparable terms, and the Participant is employed by, or providing services to, the Employer on the date of the Change in Control, any unvested Stock Units shall become fully vested immediately prior to the Change in Control.  For purposes of this Agreement, “Good Reason” shall have the definition set forth in the Participant’s written employment agreement, offer letter or severance agreement entered into by and between the Participant and the Employer (a “Written Agreement”) and shall only apply to the extent such agreement exists and Good Reason is defined therein.

(d)In the event the Participant’s employment is terminated by the Employer without Cause or by the Participant for Good Reason,  any unvested Stock Units shall become fully vested upon such termination of employment; provided, however, that the Participant delivers to the Employer a waiver and release of claims agreement in a form acceptable to the Company that becomes effective in accordance with the timing for any release requirements set forth in a Written Agreement.

4.Termination of Stock Units.  Except as set forth in Sections 3(c) and 3(d), if the Participant ceases to be employed by, or provide service to, the Employer for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.  No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section
5.Payment of Stock Units.
(a)If and when the Stock Units vest, the Company shall issue to the Participant one share of Common Stock for each vested Stock Unit, subject to applicable tax withholding obligations.  Payment shall be made within 30 days after the applicable Vesting Date.
(b)All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  The Participant hereby authorizes the Company, or its respective agents, at their discretion, to satisfy any applicable withholding obligations for taxes by  one or a combination of the following methods: (i)   withholding shares of Common Stock otherwise issuable to the Participant upon settlement of the Stock Units; or (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon settlement of the Stock Units and submit the proceeds of such sale to the Company; or (iii) any other method determined by the Company to be in compliance with applicable law.
(c) To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
(d)The obligation of the Company to deliver Common Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares to Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

6.No Stockholder Rights.  Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Common Stock, including voting rights, until certificates for shares have been issued upon payment of Stock Units.
7.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Common Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee may amend the terms of the Stock Units to the extent permitted by the Plan.  The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.No Employment or Other Rights.  The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
9.Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.
10.Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
11.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing.  Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
12.Company Policies.  The Participant agrees that the Stock Units shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.
13.Application of Section 409A of the Code.  This Agreement is intended to be exempt from section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ONCONOVA THERAPEUTICS, INC.

Name:

Title:

By electronic acceptance, the Participant hereby accepts the Stock Units described in this Agreement, and agrees to be bound by the terms of the Plan and this Agreement. The Participant hereby agrees that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.